EXHIBIT 21

                                                                                             Jurisdiction of
Name of Subsidiary                                                                            Incorporation
------------------                                                                          ----------------


ADP Atlantic, Inc.                                                                              Delaware
ADP Belgium CVA                                                                                  Belgium
ADP Brasil Ltda.                                                                                 Brazil
ADP Broker-Dealer, Inc.                                                                        New Jersey
ADP Brokerage International Limited                                                          United Kingdom
ADP Central, Inc.                                                                               Delaware
ADP Claims Solutions Group, Inc.                                                                Delaware
ADP Credit Corp.                                                                                Delaware
ADP Dealer Services Ltd.                                                                    Canada (Federal)
ADP Dealer Services Deutschland GmbH                                                             Germany
ADP Dealer Services Italia s.r.l.                                                                 Italy
ADP East, Inc.                                                                                  Delaware
ADP Employer Services GmbH                                                                       Germany
ADP Europe S.A.                                                                                  France
ADP Financial Information Services, Inc.                                                        Delaware
ADP GSI S.A.                                                                                     France
ADP Hollander, Inc.                                                                             Delaware
ADP, Inc.                                                                                       Delaware
ADP Integrated Medical Solutions, Inc.                                                          Delaware
ADP Nederland B.V.                                                                           The Netherlands
ADP Network Services International, Inc.                                                        Delaware
ADP Network Services Limited                                                                 United Kingdom
ADP of North America, Inc.                                                                      Delaware
ADP of Roseland, Inc.                                                                           Delaware
ADP Pacific, Inc.                                                                               Delaware
ADP Savings Association                                                                       Pennsylvania
ADP Tax Services, Inc.                                                                          Delaware
ADP TotalSource Group, Inc.                                                                      Florida
Audatex GmbH                                                                                   Switzerland
Audatex Holding GmbH                                                                           Switzerland
Audatex Deutchland Datenverarbeitungs GmbH                                                       Germany
Automatic Data Processing Limited                                                            United Kingdom
Automatic Data Processing SPRL                                                                   Belgium
Business Management Software Limited                                                         United Kingdom
Canadian-Automatic Data Processing Services Ltd.                                            Canada (Federal)
Cunningham Graphics International, Inc.                                                        New Jersey
Cunningham Graphics International, S.A.                                                  British Virgin Islands
GSI Transport Tourisme S.A.                                                                      France
Health Benefits America                                                                           Utah
Informex S.A.                                                                                    Belgium
OMR Systems Corporation                                                                        New Jersey
Wilco International Limited                                                                  United Kingdom

In accordance with Item 601(b)(21) of Regulation S-K, the Registrant has omitted the names of particular subsidiaries because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary as of June 30, 2000.